EXHIBIT 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP The Orrick Building 405 Howard Street San Francisco, California 94105-2669 tel +1-415-773-5700 fax +1-415-773-5759 www.orrick.com

 January 27, 2015

JMP Group LLC
600 Montgomery Street
Suite 1100
San Francisco, CA 94111

Re:  JMP Group LLC
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to JMP Group LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”), as the successor issuer to JMP Group Inc., pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-142956) (the “Registration Statement”).

At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the JMP Group LLC Amended and Restated Equity Incentive Plan (the “Plan”) of up to 5,716,150 common shares representing limited liability interests (“Shares”) in the Company.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective pursuant to Rule 462 under the Securities Act and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued and purchasers of the Shares will not have any obligation to make payments to the Registrant or its creditors (other than the purchase price for the Shares) or contributions to the Registrant or its creditors solely by reason of the purchaser’s ownership of the Shares.

JMP Group LLC

January 27, 2015

We hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement and to the use of our name wherever it appears in the Post-Effective Amendment. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Post-Effective Amendment, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP